FOR IMMEDIATE RELEASE

   February 3, 2009

               Contact:   Susan Jordan

         732-577-9997

UMH PROPERTIES, INC. DECLARES DIVIDEND

FREEHOLD, NJ, February 3, 2009…...........Eugene W. Landy, Chairman of the Board of UMH Properties, Inc. (NYSE Alternext US:UMH) announced that, on February 3, 2009, the Board of Directors declared a quarterly dividend of $0.18 per share payable March 16, 2009 to shareholders of record at the close of business February  17, 2009.  The Company’s annual dividend rate is $0.72 per share.

UMH Properties, Inc., a publicly-owned real estate investment trust, owns and operates twenty-eight manufactured home communities located in New York, New Jersey, Pennsylvania, Ohio and Tennessee.   In addition, the Company owns a portfolio of REIT securities.  UMH has been in operation since 1968, operating as a public company since 1985.

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